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                                                                    EXHIBIT 23.2








                         Consent Of Independent Auditors


         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-00000) pertaining to the registration of 6,560,831 shares of Common Stock of Digital Descriptor Systems, Inc. of our report dated March 23, 2001, with respect to the financial statements of Digital Descriptor Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000.




                                                   /s/ Ernst & Young LLP


December 5, 2001
Philadelphia, Pennsylvania